AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1998


                                                      REGISTRATION NO. 333-38391


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                          --------------------------
                              AMENDMENT NO. 1 TO

                                   FORM S-1

                                  ON FORM S-3

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                            SLM HOLDING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                           6199                      52-2013874
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                            11600 SALLIE MAE DRIVE
                               RESTON, VA  20193
                                (703) 810-3000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               MARIANNE M. KELER
                                GENERAL COUNSEL
                            SLM HOLDING CORPORATION
                            11600 SALLIE MAE DRIVE
                               RESTON, VA  20193
                                (703) 810-5208
                                  COPIES TO:
                               RONALD O. MUELLER
                          GIBSON, DUNN & CRUTCHER LLP
                         1050 CONNECTICUT AVENUE, N.W.
                            WASHINGTON, D.C. 20036

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection
with dividend or interest reinvestment plans, check the following box.     [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:    [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box: [_]


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS                                                 SUBJECT TO COMPLETION


                                                                _______ __, 199_


                            SLM HOLDING CORPORATION

                                ---------------

                      1,942,552.5 SHARES OF COMMON STOCK
                          (PAR VALUE $.20 PER SHARE)

                                ---------------

  This Prospectus relates to the public offering by certain securityholders named herein (the "Selling Stockholders") of 1,942,552.5 shares (the "Shares") of common stock, par value $.20 per share (the "Common Stock") of SLM Holding Corporation (the "Company" or "SLM Holding") issued or issuable upon the exercise of outstanding warrants (the "Warrants") to purchase from the Company shares of Common Stock at $20.69 per share, on or before September 30, 2008. See "Selling Stockholders" and "Plan of Distribution." As of January 2, 1998, the Company effected a 7-for-2 split of its Common Stock through a stock dividend of an additional five shares for each two shares already outstanding. The stock dividend did not affect the par value of the Common Stock. The Registration Statement of which this Prospectus is a part covers these additional shares pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

  The Warrants were originally issued to the District of Columbia Financial Responsibility and Management Assistance Authority (the "Control Board") pursuant to Section 602(a) of the Student Loan Marketing Association Reorganization Act of 1996, Public Law 104-208 (the "Privatization Act"). The Company is filing the Registration Statement of which this Prospectus is a part pursuant to Section 602(a) of the Privatization Act and its contractual obligations under the Warrant certificate. Except for the exercise price received by the Company upon exercise of any Warrants, the Company will not receive any proceeds from the sale of the Shares offered hereby. See "Use of Proceeds." Prior to this offering, there has been no public market for the Warrants and the Company does not intend to register the Warrants or apply for listing or quotation of the Warrants on any securities exchange or stock market. The aggregate proceeds to the Selling Stockholders from the sale of the Shares registered hereby will be the selling price less the aggregate agent's commissions and underwriter's discounts, if any. The Company will pay substantially all of the expenses of filing and maintaining the effectiveness of the Registration Statement of which this Prospectus is a part.

  The Selling Stockholders directly, through agents designated from time to time or through dealers or underwriters designated from time to time, may sell the Shares from time to time on terms to be determined at the time of such sales. The effectiveness of the Registration Statement of which this Prospectus is a part is expected to terminate on the date that is two years after the last outstanding Warrant has been exercised or the date the last outstanding Warrant has expired unexercised, or, if earlier, the date on which all of the Shares have been sold pursuant to the Registration Statement of which this Prospectus is a part or all of the Shares have been sold pursuant to Rule 144(b) under the Securities Act of 1933, as amended (the "Securities Act") or may be sold pursuant to Rule 144(k) under the Securities Act. To the extent required, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or by filing a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution."

  The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares offered hereby may be deemed to be "underwriters" under the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

  The following legend is required by the Privatization Act in connection with the offering of securities by the Company, including the Shares:

OBLIGATIONS OF SLM HOLDING AND ANY SUBSIDIARY OF SLM HOLDING ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES AND NEITHER SLM HOLDING NOR ANY SUBSIDIARY OF SLM HOLDING IS A GOVERNMENT-SPONSORED ENTERPRISE (OTHER THAN STUDENT LOAN MARKETING ASSOCIATION) OR AN INSTRUMENTALITY OF THE UNITED STATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
----------------------------------------------------------------------------
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
------------------------------------------------------------------------------
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
--------------------------------------------------------------------------
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
--------------------------------------------------------------------------------
CRIMINAL OFFENSE.
-----------------



                                ---------------


              THE DATE OF THIS PROSPECTUS IS _________ __, 199_.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy and information statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of these materials can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The Common Stock is presently listed on the New York Stock Exchange (the "NYSE") under the symbol "SLM." Exchange Act reports, proxy and information statements and other information concerning the Company can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

  This Prospectus is part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the SEC under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information contained in the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement shall be deemed qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The following documents have been filed by the Company with the SEC pursuant to the Exchange Act and are hereby incorporated by reference:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File Number 1-13251);

     2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (File Number 1-13251);

     3. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 (File Number 1-13251); and

     4. The description of the Company's Common Stock in its Registration Statement on Form 8-A (File Number 1-13251) and any amendments or reports filed for the purpose of updating such description.

   All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date any such document is filed.

   Any statements contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (or in any other subsequently filed document that also is incorporated by reference in this Prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

                              PROSPECTUS SUMMARY

   The Prospectus, and the documents incorporated by reference herein, contain forward-looking statements and information that are based on management's current expectations as of the respective dates of these documents. When used herein and therein, the words "anticipate," "believe," "estimate" and "expect" and similar expressions, as they relate to the Company's management, are intended to identify forward-looking statements. An investment in the Company's securities, including the Common Stock, is subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families and changes in the general interest rate environment and in the securitization markets for student loans.


                                  THE COMPANY

  The Company was formed in 1997 in connection with the reorganization of the Student Loan Marketing Association (the "GSE") pursuant to the Privatization Act. The Company's principal business is the financing and servicing of education loans, presently conducted through two wholly owned subsidiaries: the GSE, a government-sponsored enterprise chartered by an act of Congress, and Sallie Mae Servicing Corporation ("SMSC"), a Delaware corporation. The Company is the largest non-governmental source of financing and servicing for education loans in the United States.

  The GSE was established in 1973 as a for-profit, stockholder-owned, federally chartered corporation to support the education credit needs of students by, among other things, promoting liquidity in the student loan marketplace through secondary market purchases of loans originated under federally sponsored student loan programs. The GSE principally purchases loans originated under the Federal Family Education Loan Program (formerly the Guaranteed Student Loan Program) (the "FFELP"), which are insured by state-related or non-profit guarantee agencies and are reinsured by the U.S. Department of Education (the "DOE"). The GSE also purchases student loans originated under the Health Education Assistance Loan Program ("HEAL"), which are insured directly by the U.S. Department of Health and Human Services. HEAL loans are made to health professions graduate students under the Public Health Services Act. The GSE obtains funds for its operations, including its student loan purchases, primarily by selling debt securities in the domestic and overseas capital markets and by securitizing a portion of its student loan assets.

  The Company, through SMSC, is the nation's largest FFELP loan servicer. The Company currently has four loan servicing centers located in the states of Florida, Kansas, Pennsylvania and Texas.

  The DOE and the various guarantee agencies prescribe rules and regulations that govern the servicing of federally insured loans.

  On August 7, 1997, a reorganization (the "Reorganization") authorized by the Privatization Act and approved by GSE shareholders was consummated. Pursuant to the Reorganization, among other things, the GSE became a subsidiary of the Company and will be liquidated and dissolved on or before September 30, 2008 (the period between the Reorganization and the liquidation or dissolution referred to herein as the "Wind-Down Period"). During the Wind-Down Period, the Company's business activities will be conducted through the GSE and the Company's other non-GSE subsidiaries. The GSE generally may continue to purchase student loans only through September 30, 2007. Neither the Company nor any of its non-GSE subsidiaries may purchase FFELP loans during the Wind-Down Period for so long as the GSE continues to do so. Subject to the foregoing, however, the Company may elect at any time to commence FFELP student loan purchases outside of the GSE.

  The GSE has engaged in a number of specialty financial services related to higher education credit, including collateralized financing of FFELP and other education loan portfolios (warehousing advances), credit support for student loan revenue bonds, portfolio acquisitions of student loan revenue and facilities bonds, underwritings of academic facilities bonds and surety bond support for non-federally insured student loans. During the Wind-Down Period, the GSE may only extend warehousing advances and offer student loan revenue bond credit support pursuant to financing and guarantee commitments, respectively, in place as of August 7, 1997.

  During the Wind-Down Period, the GSE's debt obligations, including those that were outstanding at the time of the Reorganization, will continue to be outstanding obligations of the GSE and will not be transferred to any other entity, except in connection with the GSE's dissolution. In connection with this dissolution, the GSE will transfer any of its remaining obligations to a defeasance trust established for the benefit of the holders of such obligations together with cash and/or obligations backed by the full faith and credit of the United States of America or an agency thereof, in amounts sufficient to pay in full, as determined by the Secretary of the Treasury, the principal of and interest on the transferred obligations as the same become due. Also during the Wind-Down Period, (i) the Secretary of the Treasury has extended oversight authority to monitor the GSE and, in certain cases, the Company and its non-GSE subsidiaries, (ii) the Company, the GSE and their affiliates are subject to certain restrictions on intercompany relations, and (iii) the GSE is subject to certain minimum capital requirements.

  The Company's principal executive offices are located at 11600 Sallie Mae Drive, Reston, VA 20193, and its telephone number is (703) 810-3000.


                                 THE WARRANTS

  The Company issued the Warrants to the Control Board on August 7, 1997 as required by the Privatization Act. Pursuant to the Privatization Act, the Control Board was authorized to sell or exercise the Warrants. On September 2, 1997, the Control Board sold the Warrants in a transaction for which it claimed an exemption from the registration requirements of the Securities Act.


                                USE OF PROCEEDS

  Except for the exercise price received by the Company upon exercise of any warrant, the Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Company will use the net proceeds from the exercise of the Warrants for general corporate purposes.


                             SELLING STOCKHOLDERS

  The following table sets forth, as of _________ __, 199_, the number of shares of Common Stock beneficially owned by each Selling Stockholder. The percentage calculation for the total number of shares of Common Stock held by each Selling Stockholder gives effect to the purchase of Shares on the exercise of the respective Warrants held by such Selling Stockholder. The term "Selling Stockholders" includes the holders listed below and the beneficial owners of the Shares and their transferees, pledgees, donees or other successors. This table has been prepared based upon information furnished to the Company by or on behalf of the Selling Stockholders.

  The Selling Stockholders named below who hold Warrants confirmed at the time they acquired the Warrants that the Warrants were acquired for investment purposes only and without a view toward their resale and acknowledged the existence of restrictions on resale applicable to the Warrants. This offering relates only to the sale of Shares held or to be held by the Selling Stockholders named in the following table upon the exercise of the Warrants.

                                        COMMON STOCK BENEFICIALLY OWNED
                               -------------------------------------------------
                                                         SHARES
                                                       REGISTERED
     SELLING STOCKHOLDERS         COMMON STOCK           HEREBY    PERCENTAGE(1)
     --------------------      ----------------------  ----------  -------------


  (1) Based on 1,942,552.5 shares of Common Stock issuable upon exercise of the Warrants.


  The Selling Stockholders identified above may sell, transfer or otherwise dispose of, in transactions exempt from the registration requirements of the Securities Act, all or a portion of their Warrants or Shares after the date as of which the information in the preceding table is presented. The information regarding the Selling Stockholders may change from time to time. If required, such changes will be set forth in one or more Prospectus Supplements. The per share exercise price and, therefore, the number of Shares issuable upon exercise of the Warrants, are subject to adjustment under certain circumstances. Accordingly, the number of Shares issuable upon exercise of the Warrants may increase or decrease. Because the Selling Stockholders may offer all or some portion of the Shares pursuant to this Prospectus, and because there are no agreements, arrangements or understandings with respect to the sale of the Warrants or the Shares, no estimate can be given as to the amount of Warrants and/or Shares that will be held by the Selling Stockholders upon termination of this offering.


                             PLAN OF DISTRIBUTION

  The Company is registering the shares on the behalf of the Selling Stockholders. The Shares offered hereby may be offered and sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on one or more exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The methods by which the Shares may be sold may include, but are not limited to, the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; (f) short sales; and (g) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Stockholders may also sell the Shares in accordance with Rule 144 under the Securities Act. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

  From time to time the Selling Stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith. From time to time Selling Stockholders may pledge their Shares pursuant to the margin provisions of their respective customer agreements with their respective brokers. Upon a default by a Selling Stockholder, the broker may offer and sell the pledged Shares from time to time.

  Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. The Company has agreed to use its best efforts to keep the Registration Statement of which this Prospectus is a part continuously effective under the Securities Act until the date that is two years after the last outstanding Warrant has been exercised or the date the last outstanding Warrant has expired unexercised or, if earlier, the date on which all of the Shares have been sold pursuant to the Registration Statement of which this Prospectus is a part or all of the Shares have been sold pursuant to Rule 144(b) under the Securities Act or may be sold pursuant to Rule 144(k) under the Securities Act.

  The Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby. The Company will not receive any proceeds from the sale by the Selling Stockholders of the Shares offered hereby, but it will receive proceeds from the exercise of the Warrants.

  All proceeds from any such sales will be the property of the Selling Stockholders, who will bear the expense of underwriting discounts and selling commissions, if any, and their own legal fees.


                                 LEGAL MATTERS

  Certain legal matters relating to the Shares will be passed upon for the Company by Marianne M. Keler, Esq., General Counsel of the Company.


                                    EXPERTS

  The consolidated financial statements of SLM Holding Corporation and its subsidiaries as of December 31, 1997, incorporated in this Prospectus and Registration Statement by reference, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon, and are included in reliance upon such report given upon the authority such firm as experts in accounting and auditing. The consolidated financial statements of SLM Holding Corporation and its subsidiaries as of December 31, 1996 and 1995, and for each of the two years in the period ending December 31, 1996 incorporated in this Prospectus and Registration Statement by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are included in reliance upon such report given upon the authority such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                               TABLE OF CONTENTS
                                                                Page
                                                                ----
           Available Information..............................     5
           Incorporation of Certain Information by Reference..     5
           Prospectus Summary.................................     6
           The Company........................................     6
           The Warrants.......................................     7
           Use of Proceeds....................................     7
           Selling Stockholders...............................     7
           Plan of Distribution...............................     8
           Legal Matters......................................     9
           Experts............................................     9

================================================================================

                            SLM HOLDING CORPORATION


                      1,942,552.5 SHARES OF COMMON STOCK


                             --------------------

                                  PROSPECTUS

                             ---------------------


                               ________ __, 199_


================================================================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth all expenses payable by the Company in connection with the offering of the Shares being registered, other than discounts and commissions. The Selling Stockholders will not share any portion of these expenses.

        Registration Fee..............................      $ 27,056.98

        Printing Expenses.............................        15,000.00

        Legal Fees and Expenses.......................        35,000.00

        Accounting Fees and Expenses..................        35,000.00

        Miscellaneous.................................         2,943.02
                                                            -----------
                 Total................................      $115,000.00
                                                            ===========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Article XIII of the Company's By-Laws provides for indemnification of the officers and directors of SLM Holding Corporation to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reason to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

  The directors and officers of the Company and its subsidiaries are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.


ITEM 16.  EXHIBITS

  The following exhibits are filed herewith or incorporated by reference:


EXHIBIT NO.                                                                DESCRIPTION OF DOCUMENT
----------------------------------------  -----------------------------------------------------------------------------------------
**2                                       Agreement and Plan of Reorganization by and among the Student Loan Marketing Association
                                          ("Sallie Mae"), SLM Holding Corporation ("Registrant"), and Sallie Mae Merger Company
                                          ("MergerCo")

**4                                       Warrant Certificate No. W-2, dated as of August 7, 1997

**5                                       Opinion of Marianne M. Keler, General Counsel, as to the legality of the securities being registered

*23.1                                     Consent of Arthur Andersen LLP

*23.2                                     Consent of Ernst & Young LLP

**24.2                                    Power of Attorney

-------------

  *      Filed herewith.
  **     Previously filed.


ITEM 17.  UNDERTAKINGS


THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES THAT:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, District of Columbia.


                                          SLM HOLDING CORPORATION


                                          By: /s/ Edward A. Fox*
                                              --------------------
                                              Edward A. Fox
                                              Chairman of the Board of Directors


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

             SIGNATURE                                    TITLE                          DATE
             -----------------------------   --------------------------------  ------------------------
             /s/  Edward A. Fox*             Chairman of the Board of          October 7, 1998
             ------------------              Directors
             Edward A. Fox


             /s/  Albert L. Lord*            Chief Executive Officer           October 7, 1998
             -------------------             (principal executive officer)
             Albert L. Lord


             /s/  Mark G. Overend*           Chief Financial Officer           October 7, 1998
             --------------------            (principal financial and
             Mark G. Overend                 accounting officer)


             /s/  James E. Brandon*          Director                          October 7, 1998
             ---------------------
             James E. Brandon

             /s/  Charles L. Daley*          Director                          October 7, 1998
             ---------------------
             Charles L. Daley

             /s/  Thomas J. Fitzpatrick*     Director                          October 7, 1998
             --------------------------
             Thomas J. Fitzpatrick

             /s/  Diane S. Gilleland*        Director                          October 7, 1998
             -----------------------
             Diane S. Gilleland

             /s/  Ann Torre Grant*           Director                          October 7, 1998
             --------------------
             Ann Torre Grant

             /s/  Ronald F. Hunt*            Director                          October 7, 1998
             -------------------
             Ronald F. Hunt

             /s/  Benjamin J. Lambert, III*  Director                          October 7, 1998
             -----------------------------
             Benjamin J. Lambert, III

             /s/  Marie V. McDemmond*        Director                          October 7, 1998
             -----------------------
             Marie V. McDemmond

             /s/  Barry A. Munitz*           Director                          October 7, 1998
             --------------------
             Barry A. Munitz

             /s/  A. Alexander Porter*       Director                          October 7, 1998
             ------------------------
             A. Alexander Porter

             /s/  Wolfgang Schoellkopf*      Director                          October 7, 1998
             -------------------------
             Wolfgang Schoellkopf

             /s/  Steven L. Shapiro*         Director                          October 7, 1998
             ----------------------
             Steven L. Shapiro

             /s/  Randolph H. Waterfield*    Director                          October 7, 1998
             ---------------------------
             Randolph H. Waterfield

      * By:  /s/  J. Paul Carey              Attorney-in-fact                  October 7, 1998
             ------------------
             J. Paul Carey


                                 EXHIBIT INDEX

                                                                                                  SEQUENTIALLY
  EXHIBIT NO.                        DESCRIPTION OF DOCUMENT                                      NUMBERED PAGE
----------------  -------------------------------------------------------------  -----------------------------------------------
**2               Agreement and Plan of Reorganization by and among the
                  Student Loan Marketing Association ("Sallie Mae"), SLM
                  Holding Corporation ("Registrant"), and Sallie Mae Merger
                  Company ("MergerCo")

**4               Warrant Certificate No. W-2, dated as of August 7, 1997

**5 Opinion of Marianne M. Keler, General Counsel, as to the legality of the securities being registered

*23.1             Consent of Arthur Andersen LLP

*23.2             Consent of Ernst & Young LLP

**24.2            Power of Attorney

------------
*   Filed herewith.
**  Previously filed.